Ex. 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-239010), S-4 (No. 333-239011) and S-8 (No. 333-205462 and No. 333-236598) of Aytu BioPharma, Inc. of our report dated March 22, 2021, relating to the consolidated financial statements of Neos Therapeutics, Inc. and Subsidiaries as of December 31, 2020 and 2019 and each of the three years in the period ended December 31, 2020, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Dallas, Texas

May 21, 2021